 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-294563
PROSPECTUS SUPPLEMENT
(To Prospectus Dated March 24, 2026)
10,389,611 Shares
DigitalOcean Holdings, Inc.
Common Stock
We are offering 10,389,611 shares of our common stock, par value $0.000025 per share (“common stock”).
Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “DOCN.” On March 23, 2026, the last reported sale price of our common stock was $86.02 per share.
We have granted the underwriters an option to purchase up to 1,558,441 additional shares of our common stock, for 30 days after the date of this prospectus supplement.
	Per Share	Total
Price to the public	$77.00	$800,000,047
Underwriting discount and commissions(1)	$2.59875	$27,000,001.59
Proceeds, before expenses, to us	$74.40125	$773,000,045.41

(1)
See “Underwriting (Conflicts of Interest)” beginning on page S-13 for additional information regarding underwriter compensation.

Delivery of the shares of our common stock will be made on or about March 26, 2026.
Investing in our common stock involves certain risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Book-Running Managers
J.P. Morgan	Morgan Stanley	BofA Securities
Goldman Sachs & Co. LLC	Citizens Capital Markets	MUFG
Co-Manager
KeyBanc Capital Markets

March 24, 2026

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering.
You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.
If the information set forth in this prospectus supplement differs from the information set forth in the accompanying prospectus or the information contained in any document incorporated by reference herein or therein, the information contained in the most recently dated document shall control.
Neither we nor the underwriters have authorized anyone to provide you with information that is in addition to or different from the information included or incorporated by reference into this prospectus supplement or the accompanying prospectus. Neither we nor the underwriters are making an offer of these securities in any jurisdiction where such offer is not permitted.
You should not assume that the information in this prospectus supplement, the accompanying prospectus or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, our business, financial condition, results of operations and prospects may have changed.

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WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the common stock offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are a part of that registration statement, which includes additional information not contained in this prospectus supplement or the accompanying prospectus.
The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document.
We are incorporating by reference the filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date hereof and prior to the termination of any offering (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules):
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 24, 2026;

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the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25, 2025, incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

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our Current Reports on Form 8-K, filed with the SEC on March 28, 2025 and November 26, 2025 (with respect to Item 5.02 only); and

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the description of our common stock, included as Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including any amendments or reports filed for the purpose of updating such description.

Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information, including any information and related exhibits under Item 2.02 and Item 7.01 of Current Report on Form 8-K, that are deemed to have been furnished to, rather than filed with, the SEC. If the information set forth in this prospectus supplement differs from the information set forth in the accompanying prospectus or the information contained in any document incorporated by reference herein or therein, the information contained in the most recently dated document shall control.
The SEC maintains a website at www.sec.gov, from which you can inspect these documents and other information we have filed electronically with the SEC. We maintain a website at www.digitalocean.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement or the registration statement of which it forms a part, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement or the registration statement of which it forms a part or in deciding whether to purchase our common stock.
You may also obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus supplement or the registration statement of which it forms a part) by writing or calling us at the following address and telephone number:
DigitalOcean Holdings, Inc.
105 Edgeview Drive, Suite 425
Broomfield, Colorado 80021
Attention: Legal Department
Telephone: (646) 827-4366
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that are based on our management’s beliefs and assumptions and on information available to our management as of the date hereof or as of the date of any such document incorporated by reference herein, as the case may be. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. All statements other than present and historical facts and conditions contained in this prospectus supplement and the accompanying prospectus and the documents incorporated herein by reference, including statements regarding our future results of operations and financial position, business strategy, plans and our objectives for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning the following:
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our expectations regarding our revenue, expenses and other operating results;

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our ability to acquire new customers and successfully engage and expand usage of our existing customers;

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our ability to sustain our profitability;

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future investments in our business, our anticipated capital expenditures and our estimates regarding our capital requirements;

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the costs and success of our marketing efforts, and our ability to promote our brand;

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our reliance on key personnel and our ability to identify, recruit and retain skilled personnel;

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our ability to effectively manage our growth, including through strategic partnerships and acquisitions;

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our ability to compete effectively with existing competitors and new market entrants;

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borrowings under the Credit Agreement (as defined herein);

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our plans and expectations regarding securing additional data center capacity and our growth; and

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our anticipated use of proceeds from this offering.

We have based the forward-looking statements contained in this prospectus supplement and the documents incorporated herein by reference primarily on our expectations and projections about future events and trends as of the date hereof or as of the date of the applicable document incorporated by reference herein, as the case may be, that we believe may affect our business, financial condition, results of operations, prospects, business strategy and financial needs. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, assumptions and other factors described in the section titled “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2025, incorporated by reference herein. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus supplement and the documents incorporated herein by reference. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement or the applicable document incorporated by reference herein, as the case may be, and while we

S-iv

believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
The forward-looking statements made in this prospectus supplement and the documents incorporated herein by reference relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date of this prospectus supplement or to conform such statements to actual results or revised expectations, except as required by law. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.
This prospectus supplement and the documents incorporated herein by reference contain market data and industry forecasts that were obtained from industry publications. These data and forecasts involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such information. We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus supplement and the documents incorporated herein by reference is generally reliable, such information is inherently imprecise.

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SUMMARY
This summary highlights information contained or incorporated by reference elsewhere in this prospectus supplement and the accompanying prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire prospectus supplement and the accompanying prospectus and the information incorporated by reference herein, including our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the section titled “Risk Factors” included elsewhere in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference herein. Except as otherwise indicated or unless the context otherwise requires, the terms “DigitalOcean,” the “Company,” “we,” “us,” “our” or similar terms refer to DigitalOcean Holdings, Inc. and its consolidated subsidiaries.
Business Overview
DigitalOcean is an agentic inference cloud platform that helps AI and Digital Native Enterprises build, run, and scale intelligent applications with speed, simplicity, and predictable economics. The platform combines production-ready GPU infrastructure, a full-stack cloud, model-first inference workflows, and an agentic experience layer to reduce operational complexity and accelerate time to production. Our customers include growing technology companies across numerous industry verticals ranging from online gaming to fintech to cybersecurity, among many others, and leverage our platform for a wide variety of use cases, such as building and hosting websites, developing new web and mobile applications, integrating AI into their businesses, and building AI products and applications, among many others. We believe that being simple, scalable and approachable, while offering a comprehensive range of integrated cloud and AI products, are our key differentiators, driving a broad range of customers around the world whose needs are not being fully met by larger cloud providers to build and grow their businesses on our platform. Our infrastructure is offered to our customers across numerous data centers worldwide with approximately 45 megawatts (MW) of total capacity as of December 31, 2025, that are connected by a high-speed private backbone, enabling our customers to deploy their solutions across nine different geographic regions.
We offer a comprehensive set of cloud platform capabilities which span across Infrastructure-as-a-Service (“IaaS”), including Droplet virtual machines, storage and networking offerings; Platform-as-a-Service (“PaaS”) and Software-as-a-Service (“SaaS”), including Managed Hosting, Managed Database, Managed Kubernetes and Marketplace offerings. We also offer a comprehensive artificial intelligence and machine learning (“AI/ML”) platform — DigitalOcean Gradient® AI Agentic Cloud which includes Gradient AI Infrastructure with offerings such as GPU Droplets and Bare Metal GPUs; the Gradient AI Platform which offers various building block services including Large Language Models (“LLMs”); and Gradient AI Agents. We continue to invest in our platform to further penetrate the growing markets in which we operate.
We generate revenue primarily from the usage of our agentic inference cloud platform by our customers. We recognize revenue largely based on the customer utilization of our offerings. While our pricing is primarily consumption-based and the majority of our customers use our platform on a month-to-month basis, a growing number of customers are using our platform for larger workloads and some of these customers are opting to enter into committed contracts, committing to a minimum spend on our platform.
We serve a large number of customers that range in size from growing or scaled businesses that generate millions of dollars in revenue and serve millions of their own customers to individual developers testing or learning new technology for their own development. Thousands of new users come to DigitalOcean every month with some users intending only to utilize our platform for a discrete task, and other users are part of new or existing businesses that intend to operate their production and test workloads on our platform to support their business. Given the wide range of users and their associated spend, we classify customers based on their spend in a given month, which we have found to be a good proxy that distinguishes between casual users and substantial enterprise customers.
Corporate Information
We were incorporated in Delaware in 2012 under the name Digital Ocean, Inc. In 2016, as part of a restructuring, Digital Ocean, Inc. was converted into DigitalOcean, LLC, and DigitalOcean Holdings, Inc.

was formed as the ultimate parent holding company. Our primary operations are performed globally through our wholly owned operating subsidiaries. Our principal executive offices are located at 105 Edgeview Drive, Suite 425, Broomfield, Colorado 80021, and our telephone number is (646) 827-4366. Our website address is www.digitalocean.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement or the registration statement of which it forms a part, and you should not consider information on our website to be part of this prospectus supplement or the registration statement of which it forms a part or in deciding whether to purchase our common stock.
“DigitalOcean®”, “Droplet®”, “Gradient®” and our other pending and/or registered trade names, trademarks and service marks are the property of DigitalOcean. Other trade names, trademarks and service marks used in this prospectus supplement or the registration statement of which it forms a part are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement or the registration statement of which it forms a part may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto.

THE OFFERING
The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the common stock offered hereby, see the “Description of Capital Stock” section of the accompanying prospectus.
Any investment in our common stock involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” beginning on page S-6 of this prospectus supplement and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, and the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus.
Issuer
DigitalOcean Holdings, Inc., a Delaware corporation.
Common stock offered by us
10,389,611 shares of our common stock.
Option to purchase additional shares
The underwriters have an option to purchase up to 1,558,441 additional shares of our common stock. The underwriters may exercise their option at any time within 30 days from the date of this prospectus supplement.
Common stock to be outstanding after this offering
102,337,225 shares of our common stock (or 103,895,666 shares if the underwriters exercise their option to purchase additional shares in full).
Use of proceeds
We intend to use the net proceeds from the sale of our common stock in this offering (i) to make investments in additional infrastructure capacity, beyond what we have previously communicated, to support customer demand for our cloud / AI platform, (ii) to strengthen our balance sheet by paying down our existing Term Loan A (as defined herein), and (iii) for general corporate purposes. We are in advanced discussions to secure this additional data center capacity to support our growth. See “Use of Proceeds” on page S-9.
Conflict of Interest
Because affiliates of J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., Citizens JMP Securities, LLC, MUFG Securities Americas Inc. and KeyBanc Capital Markets Inc. are lenders under our Term Loan A and will receive 5% or more of the net proceeds of this offering due to the repayment of a portion of the Term Loan A by us, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., Citizens JMP Securities, LLC, MUFG Securities Americas Inc. and KeyBanc Capital Markets Inc. are each deemed to have a “conflict of interest” under Rule 5121 (“Rule 5121”) of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, this offering is being made in compliance with the requirements of Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market,” as defined in Rule 5121, exists for our common stock. See “Use of Proceeds” and “Underwriting (Conflicts of Interest).”
New York Stock Exchange symbol
“DOCN.”

Risk Factors
Investing in our common stock involves risk. See “Risk Factors” in this prospectus supplement and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, and the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.
Transfer agent and registrar
Equiniti Trust Company, LLC.
Unless we specifically state otherwise or the context otherwise requires, the number of shares of common stock to be outstanding after this offering is based on 91,947,614 shares issued and outstanding as of December 31, 2025 and excludes as of that date:
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960,479 shares of our common stock issuable upon the exercise of options to purchase our common stock under (i) our 2013 Stock Plan and (ii) our 2021 Equity Incentive Plan, at a weighted-average exercise price of $13.36 per share;

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4,456,145 shares of our common stock issuable upon the settlement of restricted stock unit awards issued under our 2021 Equity Incentive Plan;

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314,718 shares of our common stock issuable upon the settlement of performance-based restricted stock unit awards issued under our 2021 Equity Incentive Plan that will vest based on the maximum achievement of each award’s established performance targets;

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289,767 shares of our common stock issuable upon the settlement of market-based restricted stock unit awards issued under our 2021 Equity Incentive Plan that will vest based on the maximum achievement of stock price goals;

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25,197,755 shares of our common stock reserved for future issuance under our 2021 Equity Incentive Plan;

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5,120,628 shares of our common stock reserved for future issuance under our 2021 Employee Stock Purchase Plan; and

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any shares of our common stock issuable upon conversion of our 0.00% Convertible Senior Notes due 2026 (“2026 notes”) and 0.00% Convertible Senior Notes due 2030 (“2030 notes”).

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional shares.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA
We derived the summary consolidated statements of operations data for the fiscal years ended December 31, 2023, 2024 and 2025 from our audited consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference herein.
You should read this information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the related notes included in our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference herein. Historical results are not necessarily indicative of the results that may be expected in the future. The summary consolidated financial data in this section are not intended to replace the consolidated financial statements and are qualified in their entirety by the consolidated financial statements and related notes which are incorporated by reference into this prospectus supplement.
Consolidated Statements of Operations Data:
	Year Ended December 31,
	2025	2024	2023
	(in thousands, except per share data)
Revenue	$901,427	$780,615	$692,884
Cost of revenue	361,835	314,672	295,387
Gross profit	539,592	465,943	397,497
Operating expenses:
Research and development	161,621	142,499	136,917
Sales and marketing	82,433	71,570	65,055
General and administrative	138,549	160,867	162,742
Restructuring and other charges	—	—	20,887
Total operating expenses	382,603	374,936	385,601
Income from operations	156,989	91,007	11,896
Interest expense	(17,940)	(9,113)	(8,945)
Gain on extinguishment of debt	48,104	—	—
Interest income and other income, net	19,509	15,805	23,825
Other income, net	49,673	6,692	14,880
Income before income taxes	206,662	97,699	26,776
Income tax benefit (expense)	52,600	(13,207)	(7,367)
Net income attributable to common stockholders	$259,262	$84,492	$19,409
Net income per share attributable to common stockholders
Basic	$2.83	$0.92	$0.22
Diluted	$2.52	$0.89	$0.20
Weighted-average shares used to compute net income per share attributable to common stockholders
Basic	91,481	91,634	90,141
Diluted	105,343	94,503	96,415
Consolidated Balance Sheet Data:
	As of December 31,
	2025	2024
	(in thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$254,475	$428,446
Total assets	1,837,705	1,639,015
Total liabilities	1,866,395	1,841,970
Total stockholders’ deficit	$(28,690)	$(202,955)

RISK FACTORS
Investing in our common stock involves a high degree of risk. In addition to the other information included and incorporated by reference in this prospectus supplement or the accompanying prospectus, including the information provided under the caption “Risk Factors” in Part I — Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025, you should carefully consider the risks described or referred to below before deciding to purchase our common stock. The occurrence of any of these risks may materially harm our business, results of operations and financial condition. As a result, the trading price of our common stock may decline, and you might lose part or all of your investment. As used in this section, “we,” “our” and “us” refer to DigitalOcean Holdings, Inc. and not to its subsidiaries.
Risks Related to this Offering and Our Common Stock
We have broad discretion in the use of the net proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return on your investment.
Our management will have broad discretion in the application of the net proceeds from this offering. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used effectively. Our management might not apply the net proceeds or our existing cash in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering or our existing cash in ways that enhance stockholder value, we may fail to achieve expected results, which could cause our stock price to decline. Pending their use, we may invest the net proceeds from this offering in short-term U.S. Treasury securities with insignificant rates of return. These investments may not yield a favorable return to our stockholders.
The issuance or sale of additional shares of our common stock, or rights to acquire shares of our common stock, could depress the trading price of our common stock.
We may conduct future offerings of our common stock, preferred stock or other securities that are convertible into, or exercisable or exchangeable for, our common stock to finance our operations or fund acquisitions, or for other purposes. In addition, as of December 31, 2025, we had 25,197,755 shares available for future issuance under our 2021 Equity Incentive Plan, 5,120,628 shares available for future issuance under our Employee Stock Purchase Plan, 2,624,316 shares of common stock reserved for issuance upon the conversion of the 2026 notes and 21,143,375 shares of common stock reserved for issuance upon the conversion of the 2030 notes. If we issue additional shares of our common stock or rights to acquire shares of our common stock, if any of our existing stockholders sells a substantial amount of our common stock, or if the market perceives that such issuances or sales may occur, then the trading price of our common stock may significantly decline. In addition, our issuance of additional shares of common stock will dilute the ownership interests of our existing common stockholders. Further, holders of a substantial number of shares of our capital stock have rights, subject to some conditions, to require us to file registration statements covering the sale of their shares or to include their shares in registration statements that we may file for ourselves or other stockholders.
Our stock price may be volatile, and the value of our common stock may decline.
The market price of our common stock may be highly volatile and may fluctuate or decline substantially as a result of a variety of factors, some of which are beyond our control, including:
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actual or anticipated fluctuations in our financial condition or results of operations;

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variance in our financial performance from expectations of securities analysts or the financial guidance we provide to the public;

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changes in the pricing of our products and platform;

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changes in our projected operating and financial results;

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changes in laws or regulations applicable to our platform and products;

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announcements by us or our competitors of significant business developments, acquisitions, or new offerings;

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significant data breaches, disruptions to or other incidents involving our software;

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our involvement in litigation;

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future sales of our common stock by us or our stockholders;

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changes in senior management or key personnel;

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the trading volume of our common stock;

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changes in the anticipated future size and growth rate of our market; and

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general economic and market conditions.

Broad market and industry fluctuations, as well as general economic, geopolitical, regulatory, and market conditions, may also negatively impact the market price of our common stock. In addition, technology stocks have historically experienced high levels of volatility. In the past, companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We have in the past and may in the future be the target of this type of litigation in the future, which could result in substantial expenses and divert our management’s attention.
We are required to maintain effective internal control over financial reporting. If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, our stockholders could lose confidence in our financial reporting, which could harm our business and the trading price of our common stock.
The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting and we are required to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting. Complying with the Sarbanes-Oxley Act requires a rigorous compliance program as well as adequate time and resources. We may not be able to complete our internal control evaluation, testing and any required remediation in a timely fashion. Additionally, we have in the past and may in the future identify material weaknesses in our internal control over financial reporting and as a result, we may not be able to assert that our internal controls are effective. If we do not successfully remediate any material weaknesses or other deficiencies that arise in the future, we may be unable to accurately report our financial results, which could cause our financial results to be materially misstated and require restatement. In such case, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in our financial reporting and our stock price may decline as a result. We cannot assure you that the measures we have taken to date, or any measures we may take in the future, will prevent or avoid potential future material weaknesses.
Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of our company more difficult, limit attempts by our stockholders to replace or remove our current management and limit the market price of our common stock.
Provisions in our amended and restated certificate of incorporation and amended and restated bylaws may have the effect of delaying or preventing a change of control or changes in our management. Our amended and restated certificate of incorporation and amended and restated bylaws include provisions that:
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authorize our board of directors to issue, without further action by the stockholders, shares of undesignated preferred stock with terms, rights, and preferences determined by our board of directors that may be senior to our common stock;

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require that any action to be taken by our stockholders be effected at a duly called annual or special meeting and not by written consent;

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specify that special meetings of our stockholders can be called only by our board of directors, the chairperson of our board of directors, or our chief executive officer;

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establish an advance notice procedure for stockholder proposals to be brought before an annual meeting, including proposed nominations of persons for election to our board of directors;

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establish that our board of directors is divided into three classes, with each class serving three-year staggered terms;

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prohibit cumulative voting in the election of directors;

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provide that our directors may be removed for cause only upon the vote of at least 66 2∕3% of our outstanding shares of voting stock;

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provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum; and

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require the approval of our board of directors or the holders of at least 66 2∕3% of our outstanding shares of voting stock to amend our bylaws and certain provisions of our certificate of incorporation.

These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management. In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”), which generally, subject to certain exceptions, prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any “interested” stockholder for a period of three years following the date on which the stockholder became an “interested” stockholder. Any of the foregoing provisions could limit the price that investors might be willing to pay in the future for shares of our common stock, and they could deter potential acquirers of our company, thereby reducing the likelihood that you would receive a premium for your shares of our common stock in an acquisition.
Our amended and restated certificate of incorporation designates the Court of Chancery of the State of Delaware and, to the extent enforceable, the federal district courts of the United States of America as the exclusive forums for substantially all disputes between us and our stockholders, which restricts our stockholders’ ability to choose the judicial forum for disputes with us or our directors, officers, or employees.
Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: any derivative action or proceeding brought on our behalf; any action asserting a breach of a fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our amended and restated certificate of incorporation, or our amended and restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. The provisions would not apply to suits brought to enforce a duty or liability created by the Exchange Act. In addition, our amended and restated certificate of incorporation provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, subject to and contingent upon a final adjudication in the State of Delaware of the enforceability of such exclusive forum provision.
These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees. If a court were to find either choice of forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions. For example, the Court of Chancery of the State of Delaware recently determined that the exclusive forum provision of federal district courts of the United States of America for resolving any complaint asserting a cause of action arising under the Securities Act is not enforceable. However, this decision may be reviewed and ultimately overturned by the Delaware Supreme Court. If this ultimate adjudication were to occur, we would enforce the federal district court exclusive forum provision in our amended and restated certificate of incorporation.

USE OF PROCEEDS
We estimate that the net proceeds from the sale of our common stock in this offering will be approximately $771.9 million (or approximately $887.9 million if the underwriters exercise their option to purchase additional shares in full), after deducting the underwriting discounts and commissions and estimated expenses of this offering. We intend to use the net proceeds from the sale of our common stock in this offering (i) to make investments in additional infrastructure capacity, beyond what we have previously communicated, to support customer demand for our cloud / AI platform, (ii) to strengthen our balance sheet by paying down our existing Term Loan A, and (iii) for general corporate purposes. We are in advanced discussions to secure this additional data center capacity to support our growth.
On August 14, 2025, we drew down a $380 million Term Loan A under our credit agreement, dated as of May 5, 2025, among DigitalOcean, LLC, as borrower, the Company, as holdings, Morgan Stanley Senior Funding, Inc. as the administrative agent and the collateral agent, and the lenders party thereto (the “Credit Agreement”), and used the proceeds to repurchase a portion of the 2026 notes and to pay related fees and expenses in connection therewith. Borrowings under our Credit Agreement bear interest, at our option, at a rate equal to either (i) term SOFR, plus an applicable margin ranging from 1.25% to 2.25% per annum based on the Total Net Leverage Ratio (as defined in the Credit Agreement), or (ii) a base rate equal to the highest of (x) the federal funds rate plus 0.50%, (y) the prime rate and (z) term SOFR for an interest period of one month plus 1.00%, in each case, plus an applicable margin ranging from 0.25% to 1.25% per annum based on the Total Net Leverage Ratio. As of December 31, 2025, the interest rate on the outstanding term loan under our Credit Agreement (the “Term Loan A”) was term SOFR plus an applicable margin of 1.5% and the outstanding balance was $380 million. The maturity date of the Term Loan A under our Credit Agreement is May 5, 2030, and is subject to a springing maturity date in the event certain conditions occur as described in the Credit Agreement. In February 2026, we drew down an additional $120 million Term Loan A and intend to use the proceeds to repay the 2026 notes at maturity.
Certain of the underwriters or their affiliates are lenders and/or agents under our Credit Agreement. Accordingly, such underwriters and/or their respective affiliates may receive a portion of the net proceeds from this offering. See “Underwriting (Conflicts of Interest) — Other Relationships.”

DIVIDENDS
We do not currently intend to pay any cash dividends in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation of our business and to strengthen our financial position and flexibility. The payment of cash dividends in the future will be dependent upon our revenue and earnings, capital requirements and general financial condition and results of operations, as well as applicable law, regulatory constraints, industry practice and other business considerations determined by our Board of Directors to be relevant. The payment of any cash dividends will be within the discretion of our Board of Directors. In addition, the terms governing our current or future debt may also limit or prohibit dividend payments. Accordingly, we cannot guarantee that we will ever pay dividends in the future or that we would continue to pay any dividends that we may commence in the future.
In addition, under Delaware law, our Board of Directors may declare dividends only to the extent of our surplus (which is defined as total assets at fair market value, minus total liabilities, minus statutory capital) or, if there is no surplus, out of our net profits for the then-current and/or immediately preceding fiscal year.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2025:
•
on an actual basis; and

•
on an as adjusted basis to give effect to this offering (assuming no exercise by the underwriters of their option to purchase additional shares), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us but without giving effect to the anticipated use of the net proceeds from this offering.

This table should be read in conjunction with “Use of Proceeds” in this prospectus supplement and our consolidated financial statements, related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.
	As of December 31, 2025
	Actual	As Adjusted
	(in thousands, except par value and share amounts)
Cash and cash equivalents(1)	$254,475	$1,026,375
Long term indebtedness:
Principal amount of 0% Convertible Senior Notes due 2026(2)	312,322	312,322
Principal amount of 0% Convertible Senior Notes due 2030(3)	625,000	625,000
Credit Agreement(1)(4)	380,000	380,000
Total long-term debt	1,317,322	1,317,322
Stockholders’ equity(5):
Preferred stock, par value $0.000025 per share; 10,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, par value $0.000025 per share: 750,000,000 shares authorized, actual and as adjusted; 91,947,614 shares issued and outstanding, actual; 102,337,225 shares issued and outstanding, as adjusted	2	2
Additional paid-in-capital	16,005	787,905
Accumulated other comprehensive loss	(960)	(960)
Accumulated deficit(1)	(43,737)	(43,737)
Total stockholders’ (deficit)/equity(5)	(28,690)	743,210
Total capitalization(5)	$1,288,632	$2,060,532

(1)
As described under the caption “Use of Proceeds,” we expect to use a portion of the net proceeds from this offering to pay down our existing Term Loan A under our Credit Agreement. The amounts reflected in the “as adjusted” column of the table above do not reflect such expected repayment, including any resulting gains or losses that we may realize or incur.

(2)
The amounts shown in the table above for the 2026 notes represent their outstanding principal amount. In accordance with the applicable accounting standards, these notes are reflected on our balance sheet net of unamortized issuance costs.

(3)
The amounts shown in the table above for the 2030 notes represent their outstanding principal amount. In accordance with the applicable accounting standards, these notes are reflected on our balance sheet net of unamortized issuance costs.

(4)
The amounts shown in the table above for the Credit Agreement represent their outstanding principal amount. In accordance with the applicable accounting standards, borrowings under our Credit Agreement are reflected on our balance sheet net of unamortized issuance costs. Subsequent to December 31, 2025, we borrowed an additional $120 million under the delayed draw term loan facility of our Credit Agreement.

(5)
The outstanding share information set forth above is as of December 31, 2025, and excludes as of that date:

•
960,479 shares of our common stock issuable upon the exercise of options to purchase our common stock under (i) our 2013 Stock Plan and (ii) our 2021 Equity Incentive Plan, at a weighted-average exercise price of $13.36 per share;

•
4,456,145 shares of our common stock issuable upon the settlement of restricted stock unit awards issued under our 2021 Equity Incentive Plan;

•
314,718 shares of our common stock issuable upon the settlement of performance-based restricted stock unit awards issued under our 2021 Equity Incentive Plan that will vest based on the maximum achievement of each award’s established performance targets;

•
289,767 shares of our common stock issuable upon the settlement of market-based restricted stock unit awards issued under our 2021 Equity Incentive Plan that will vest based on the maximum achievement of stock price goals;

•
25,197,755 shares of our common stock reserved for future issuance under our 2021 Equity Incentive Plan;

•
5,120,628 shares of our common stock reserved for future issuance under our 2021 Employee Stock Purchase Plan; and

•
any shares of our common stock issuable upon conversion of the 2026 notes or the 2030 notes.

UNDERWRITING (CONFLICTS OF INTEREST)
We are offering the shares of common stock described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC is acting as book running manager of the offering and as representative of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:
Name	Number of Shares
J.P. Morgan Securities LLC	3,232,324
Morgan Stanley & Co. LLC	2,770,563
BofA Securities, Inc.	2,539,683
Goldman Sachs & Co. LLC	923,521
Citizens JMP Securities, LLC	415,584
MUFG Securities Americas Inc.	415,584
KeyBanc Capital Markets Inc.	92,352
Total	10,389,611
The underwriters are committed to purchase all the common shares offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.
The underwriters propose to offer the common shares directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $1.559250 per share. After the initial offering of the shares to the public, if all of the common shares are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms. Sales of any shares made outside of the United States may be made by affiliates of the underwriters.
The underwriters have an option to buy up to 1,558,441 additional shares of common stock from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.
The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting fee is $2.59875 per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.
	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise
Per Share	$2.59875	$2.59875
Total	$27,000,001.59	$31,050,000.14
We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $1.1 million. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $15,000.
A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.
We have agreed that, without the prior written consent of J.P. Morgan Securities LLC on behalf of the underwriters, we will not, and will not publicly disclose an intention to, during the period commencing on the date of this offering and ending 45 days after the date of this prospectus supplement (the “restricted period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act relating to, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of common stock, or publicly disclose the intention to undertake any of the foregoing, or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of common stock or any such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise, without the prior written consent of J.P. Morgan Securities LLC other than the shares of our common stock to be sold in this offering.
The restrictions on our actions, as described above, do not apply to certain transactions, including (i) the issuance of shares of common stock or securities convertible into or exercisable for shares of our common stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of restricted stock units (including net settlement), in each case outstanding on the date of the underwriting agreement and described in this prospectus supplement; (ii) grants of stock options, stock awards, restricted stock, restricted stock units or other equity awards and the issuance of shares of our common stock or securities convertible into or exercisable or exchangeable for shares of our common stock (whether upon the exercise of stock options or otherwise) to our employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the date of the closing of this offering and described in this prospectus; (iii) facilitating the establishment or amendment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, provided that (x) such plan does not provide for the transfer of shares of common stock during the restricted period and (y) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by us regarding the establishment or amendment of such plan, such announcement or filing shall include a statement to the effect that no transfer of shares of common stock may be made under such plan during the restricted period; (iv) the offer or issuance or agreement to issue by us of shares of common stock or securities convertible into, exercisable for or which are otherwise exchangeable for or represent the right to receive shares of our common stock in connection with an acquisition, merger, joint venture, strategic alliance, commercial or other collaborative relationship or the acquisition or license by us or any of our subsidiaries of the securities, business, property or other assets of another person or entity or pursuant to any employee benefit plan as assumed by us in connection with any such acquisition or transaction, provided that the aggregate number of shares of our common stock, securities convertible into, exercisable for or which are otherwise exchangeable for or represent the right to receive shares of our common stock that we may sell or issue or agree to sell or issue pursuant to this clause (iv) shall not exceed 5% of the total number of shares of our common stock outstanding immediately following the issuance of the shares of common stock in this offering and provided further that the recipients thereof provide to J.P. Morgan Securities LLC a signed lock up letter; or (v) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of the this prospectus supplement and described in this prospectus supplement.
Each of our executive officers and directors has agreed that, without the prior written consent of J.P. Morgan Securities LLC on behalf of the underwriters, such person will not, and will not publicly disclose an intention to, during the period commencing on the date of this offering and ending 45 days after the date of this prospectus supplement (the “individual lock up restricted period”): (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock beneficially owned (as such term is used in Rule 13d 3 of the Exchange Act), by such person or any other securities so owned convertible into or exercisable or exchangeable for common stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to:
(1)   subject to compliance with applicable securities laws, including, without limitation, Rule 144 promulgated under the Securities Act, sales in the public market up to 100,000 shares of our common stock owned by the lock up party as of the date of this prospectus supplement;
(2)   transactions relating to shares of our common stock or other securities acquired in open market transactions after the completion of this offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the restricted period in connection with subsequent sales of our common stock or other securities acquired in such open market transactions;
(3)   transfers of shares of our common stock or other securities (i) as a bona fide gift (including any pledge or similar commitment to donate shares of common stock or other securities and/or proceeds from the sale of shares of common stock or other securities pursuant to a charitable contribution) or for bona fide estate planning purposes, (ii) upon death or by will, testamentary document or intestate succession, (iii) to an immediate family member of the lock up party or to any trust for the direct or indirect benefit of the lock up party or the immediate family of the lock up party (for purposes of the lock up agreement, “immediate family” shall mean any spouse or domestic partner and relationship by blood, current or former marriage or adoption, not more remote than first cousin), or (iv) if the lock up party is a trust, to any beneficiary of the undersigned or the estate of any such beneficiary;
(4)   distributions, transfers or dispositions of shares of our common stock or other securities (i) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the lock up party, or to any investment fund or other entity controlled or managed by the lock up party or affiliates of the lock up party, or (ii) as part of a distribution, transfer or disposition without consideration by the lock up party to its stockholders, current or former partners (general or limited), members, beneficiaries or other equity holders, or to the estates of any such stockholders, partners, beneficiaries or other equity holders;
(5)   (i) the receipt by the lock up party from us of shares of our common stock or other securities upon the exercise of options, settlement of restricted stock units or other equity awards or the exercise of warrants which are outstanding as of the date of this prospectus supplement and are disclosed in this prospectus supplement, or a document incorporated by reference herein, or (ii) the transfer of shares of our common stock or any securities convertible into our common stock upon a vesting or settlement event of our restricted stock units or upon the exercise of options or warrants to purchase our securities on a “cashless” or “net exercise” basis to the extent permitted by the instruments representing such securities, options, restricted stock units or warrants (and any transfer to us necessary in respect of such amount needed for the payment of taxes, including estimated taxes, due as a result of such vesting, settlement or exercise whether by means of a “net settlement” or otherwise) so long as such “cashless” exercise or “net exercise” is effected solely by the surrender of outstanding securities, options, restricted stock units or warrants (or the common stock or other securities issuable upon the exercise or settlement thereof) to us and our cancellation of all or a portion thereof to pay the exercise price and/or withholding tax and remittance obligations; provided (x) the shares of common stock received upon exercise or settlement of the security, option, restricted stock unit or warrant are subject to the terms of the lock up agreement, and (y) that in the case of either (i) or (ii), any filing under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that (A) the filing relates to the circumstances described in (i) or (ii), as the case may be, and (B) no shares were sold by the reporting person other than us;

(6)   the establishment of a trading plan pursuant to Rule 10b5 1 under the Exchange Act for the transfer of shares of common stock or other securities (a “10b5 1 Plan”), provided that (i) such plan does not provide for the transfer of common stock and other securities during the restricted period, and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the lock up party or us regarding the establishment of such plan during the restricted period, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the restricted period;
(7)   sales and transfers pursuant to a 10b5 1 Plan in existence as of the date of the lock up agreement; provided that (i) the existence of such 10b5 1 Plan was communicated to the initial purchasers prior to the execution of the lock up agreement, (ii) such 10b5 1 Plan will not be amended or otherwise modified during the restricted period in a manner that, directly or indirectly, results in an increase in the number of shares of common stock or other securities scheduled for sale thereunder during the restricted period and (iii) any public announcement or filing required under the Exchange Act during the restricted period shall state that such sales have been executed under a 10b5 1 Plan and shall also state the date such 10b5 1 Plan was adopted;
(8)   the amendment or modification of a 10b5 1 Plan in existence as of the date of the lock up agreement; provided that (i) such amendment or modification does not result in an increase in the number of shares of common stock or other securities that could be transferred during the restricted period pursuant to clause (7) above as of the date of the lock up agreement, and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the lock up party or the Company regarding the amendment or modification of such plan during the restricted period, such announcement or filing shall include a statement describing the circumstances of this clause (8);
(9)   the transfer of our common stock or other securities that occurs by operation of law pursuant to a qualified domestic order in connection with a divorce settlement or other court order;
(10)   the transfer of shares of our common stock or other securities in connection with a bona fide third party tender offer, merger, consolidation or other similar transaction, that is approved by our Board of Directors, made to all holders of our common stock involving a change of control, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the common stock or other securities owned by the lock up party shall remain subject to the restrictions contained in the lock up agreement. For the purposes of this clause (10), “Change of Control” means the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of common stock or other securities if, after such transfer, such person or group of affiliated persons would hold more than at least fifty percent (50%) of our outstanding voting securities (or the surviving entity); or
(11)   the sale of our common stock pursuant to the terms of the Underwriting Agreement.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
Our common stock is listed/quoted on NYSE under the symbol “DOCN”.
In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.
The underwriters have advised us that, pursuant to Regulation M of the Securities Act of 1933, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.
These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the NYSE, in the over the counter market or otherwise.
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.
Certain of the underwriters or their affiliates are lenders and/or agents under our 2025 Credit Facility. Accordingly, such underwriters and/or their respective affiliates may receive a portion of the net proceeds from this offering. See “Use of Proceeds.”
Conflicts of Interest
Because affiliates of J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., Citizens JMP Securities, LLC, MUFG Securities Americas Inc. and KeyBanc Capital Markets Inc. are lenders under our Term Loan A and will receive 5% or more of the net proceeds of this offering due to the repayment of a portion of the Term Loan A by us, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., Citizens JMP Securities, LLC, MUFG Securities Americas Inc. and KeyBanc Capital Markets Inc. are each deemed to have a “conflict of interest” under FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market,” as defined in Rule 5121, exists for our common stock. In accordance with Rule 5121, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., Citizens JMP Securities, LLC, MUFG Securities Americas Inc. and KeyBanc Capital Markets Inc. will not confirm any sales to any account over which they exercise discretionary authority without the specific written approval of the transaction from the account holder. See “Use of Proceeds.”

Notice to prospective investors in the European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares of common stock have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of common stock which have been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that shares of common stock may be offered to the public in that Relevant State at any time:
(a)
to any qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of representative for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, supplement a prospectus pursuant to Article 3 of the Prospectus Regulation or publish an Annex IX document pursuant to Article 1(4) of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to shares of common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Notice to prospective investors in the United Kingdom
No shares of common stock have been offered or will be offered pursuant to the offering to the public in the United Kingdom except that shares of common stock may be offered to the public in the United Kingdom at any time:
(a)
where the offer is conditional on the admission of shares of common stock to trading on the London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(a) of Schedule 1 of the POATR);

(b)
to any qualified investor as defined under paragraph 15 of Schedule 1 of the POATR;

(c)
to fewer than 150 persons (other than qualified investors as defined under paragraph 15 of Schedule 1 of the POATR), subject to obtaining the prior consent of the representative for any such offer; or

(d)
in any other circumstances falling within Part 1 of Schedule 1 of the POATR.

For the purposes of this provision, the expression an “offer to the public” in relation to shares of common stock in the United Kingdom means the communication to any person which presents sufficient information on: (a) the shares of common stock to be offered; and (b) the terms on which they are to be offered, to enable an investor to decide to buy or subscribe for the shares and the expressions “POATR” means the Public Offers and Admissions to Trading Regulations 2024.
Notice to prospective investors in Hong Kong
Our shares of common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the

“CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares of common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to prospective investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, no shares of common stock (1) have been or will be offered or sold and no shares of common stock have been or will be made the subject of an invitation for subscription or purchase, and no prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock, has been or will be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.
Notice to prospective investors in Japan
The shares of common stock have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares of common stock nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to prospective investors in Switzerland
This prospectus supplement does not constitute an offer to the public or a solicitation to purchase or invest in any shares of common stock. No shares of common stock have been offered or will be offered to the public in Switzerland, except that offers of shares of common stock may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):
(a)
to any person which is a professional client as defined under the FinSA;

(b)
to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of joint global coordinators/lead manager for any such offer; or

(c)
in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance,

provided that no such offer of shares of common stock shall require the Company or any investment bank to publish a prospectus pursuant to Article 35 FinSA.
The shares of common stock have not been and will not be listed or admitted to trading on a trading venue in Switzerland.
Neither this document nor any other offering or marketing material relating to the shares of common stock constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the shares of common stock may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to prospective investors in Canada
The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to prospective investors in Australia
No placement document, prospectus, product disclosure statement, or other disclosure document has been lodged with the Australian Securities and Investments Commission (the “ASIC”) in relation to this offering. This prospectus supplement does not constitute a prospectus, product disclosure statement, or other disclosure document under the Corporations Act 2001 (“the Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement, or other disclosure document under the Corporations Act. Any offer in Australia of our common stock may only be made to persons (“Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act), or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer our common stock without disclosure to investors under Chapter 6D of the Corporations Act.
The shares of common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of twelve months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation, or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to prospective investors in Brazil
The offer and sale of the shares of common stock have not been and will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários, or “CVM”) and, therefore, will not be carried out by any means that would constitute a public offering in Brazil under CVM Resolution No 160, dated 13 July 2022, as amended (“CVM Resolution 160”) or unauthorized distribution under Brazilian laws and regulations. The securities may only be offered to Brazilian professional investors (as defined by applicable CVM Regulation), who may only acquire the securities through a non-Brazilian account, with settlement outside Brazil in non-Brazilian currency. The trading of these securities on regulated securities markets in Brazil is prohibited.
Notice to prospective investors in the People’s Republic of China
This prospectus supplement will not be circulated or distributed in the PRC and the shares of common stock will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan), except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus supplement nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.
Notice to prospective investors in the Dubai International Financial Centre (“DIFC”)
This document relates to an Exempt Offer in accordance with the Markets Law, DIFC Law No. 1 of 2012, as amended. This document is intended for distribution only to persons of a type specified in the Markets Law, DIFC Law No. 1 of 2012, as amended. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority (DFSA) has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.
In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.
Notice to prospective investors in Israel
The offered by this document have not been approved or disapproved by the Israel Securities Authority (the “ISA”), nor have such securities been registered for sale in Israel. The securities may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus that has been approved by the ISA. The ISA has not issued permits, approvals or licenses in connection with this offering or publishing this document, nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered.
This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”), and has not been filed with or approved by the ISA. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the securities is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum (the “Addendum”) to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

U. S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our common stock by a non-U.S. holder (as defined below) that holds such stock as a capital asset (generally, property held for investment). This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (the “Regulations”), rulings, official pronouncements, and judicial decisions, all as in effect on the date of this prospectus and all of which are subject to change and differing interpretations, possibly with retroactive effect. This summary is for general information only and does not address all of the tax consequences that may be relevant to specific investors in light of their particular circumstances or to investors subject to special treatment under U.S. federal income tax laws (such as banks, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt entities, dealers in securities, traders in securities that elect to use a mark to market method of accounting, brokers, expatriates, entities or arrangements treated as partnerships or other pass-through entities or arrangements for U.S. federal income tax purposes and partners or members therein, controlled foreign corporations, passive foreign investment companies, persons that hold our common stock as part of a straddle, hedge, conversion transaction or other integrated investment, or persons deemed to sell our common stock under the constructive sale provisions of the Code), all of whom may be subject to tax rules that differ significantly from those summarized below. The discussion below does not address U.S. federal estate and gift tax considerations, the Medicare tax, or the effect of any state, local or non-U.S. tax law.
PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE TAX CONSIDERATIONS FOR THEM WITH RESPECT TO THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, IF ANY, AS WELL AS THE APPLICABILITY OF U.S. FEDERAL, STATE OR LOCAL TAX LAWS, NON-U.S. TAX LAWS OR INCOME TAX TREATIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.
For purpose of this summary, a “non-U.S. holder” is a beneficial owner of our common stock (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;

•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if (a) a United States court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions, or (b) the trust has a valid election in effect under applicable Regulations to be treated as a U.S. person.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships, and partners of a partnership, holding shares of our common stock should consult their tax advisors regarding the U.S. federal income tax consequences to them of owning and disposing of shares of our common stock.
Dividends
As discussed in the section of this prospectus titled “Dividends,” we do not currently anticipate paying cash dividends on our common stock in the foreseeable future. However, if we do make distributions of cash or property (other than certain stock distributions) with respect to shares of our common stock (or if we engage in certain redemptions that are treated as distributions with respect to shares of our common stock), distributions will constitute dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined under the Code. Distributions that exceed our current or accumulated earnings and profits will reduce the non-U.S. holder’s basis in its shares of our common stock (but not below zero). Any excess will be treated as gain realized on the sale or other taxable disposition of our common stock and will be treated as described below under “— Sales or Other Dispositions of Shares of Our Common Stock.”

Dividends received by a non-U.S. holder with respect to our common stock will generally be subject to U.S. withholding tax at a rate of 30% unless the non-U.S. holder provides proper certification of its eligibility for a reduced rate under an applicable income tax treaty (generally on IRS Form W-8BEN or W-8BEN-E). Dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business within the United States (and, if an applicable income tax treaty so requires, attributable to a permanent establishment maintained by the non-U.S. holder in the United States) will generally not be subject to U.S. withholding tax if the non-U.S. holder complies with applicable certification and disclosure requirements (generally by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates generally applicable to U.S. holders and, in the case of corporate non-U.S. holders, may also be subject to a branch profits tax at a rate of 30%. A non-U.S. holder that wishes to claim the benefit of an applicable income tax treaty rate is required to satisfy applicable certification and other requirements. If a non-U.S. holder is eligible for an exemption from or a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.
Sales or Other Dispositions of Shares of Our Common Stock
A non-U.S. holder will generally not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of shares of our common stock, unless:
•
that gain is effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base), in which case the non-U.S. holder will be subject to tax at regular U.S. federal income tax rates on the net gain recognized, generally in the same manner as a U.S. holder, and, in the case of a corporate non-U.S. holder may also be subject to a branch profits tax at a rate of 30% (or lower applicable treaty rate) on its effectively connected earnings and profits;

•
the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, in which case the holder will be subject to U.S. federal income tax at a flat rate of 30% (or lower applicable treaty rate) on the gain recognized net of certain U.S.-source capital losses; or

•
we are or have been a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes during the shorter of the non-U.S. holder’s holding period and the five-year period ending on the date of disposition of shares of our common stock, as the case may be, and certain other conditions are met. We believe we are not, and we do not anticipate becoming, a USRPHC for U.S. federal income tax purposes.

Foreign Account Tax Compliance Act
Under the Foreign Account Tax Compliance Act and the regulations and administrative guidance promulgated thereunder (collectively, “FATCA”), withholding at a rate of 30% will generally be required on dividends in respect of our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution otherwise qualifies for an exemption or (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the U.S. and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country, or other guidance, may modify these requirements. Similarly, in certain circumstances, dividends in respect of our common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the IRS. Accordingly, the entity through which an investor holds our common stock will affect the determination of whether withholding under the rules described in this paragraph is required. No additional amounts will be paid to holders in respect of any amounts withheld. Prospective investors should consult their tax advisors regarding the possible implications of these rules on an investment in our common stock.

LEGAL MATTERS
The legality of the common stock offered hereby will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Palo Alto, California. The underwriters have been represented by Latham & Watkins LLP, New York, New York.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Prospectus
DIGITALOCEAN HOLDINGS, INC.
Common Stock

We may offer, issue and sell shares of our common stock, par value $0.000025 per share (“common stock,” and such shares of common stock, the “securities”) from time to time in one or more offerings.
Certain selling stockholders to be identified in supplements to this prospectus may offer and sell the securities from time to time.
We will provide the specific prices of the securities in one or more supplements to this prospectus at the time of offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves a number of risks. See “Risk Factors” on page 6 before you make your investment decision.
We or a selling stockholder may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
Our common stock is listed on the New York Stock Exchange (“NYSE”) under the trading symbol “DOCN.” On March 23, 2026, the last reported sale price of our common stock as reported on NYSE was $86.02 per share. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 24, 2026.

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ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, we or a selling stockholder may offer and sell the securities from time to time. Each time we or a selling stockholder sells securities, we or a selling stockholder will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts and prices of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”
Neither we nor any selling stockholder has authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us or any selling stockholder. Neither we nor any selling stockholder takes responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor any selling stockholder is making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.
When used in this prospectus, the terms “DigitalOcean,” the “Company,” “we,” “our” and “us” refer to DigitalOcean Holdings, Inc. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. These materials may be obtained electronically by accessing the SEC’s website at http://www.sec.gov. We make available, free of charge on our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and amendments to these reports filed or furnished pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file these documents with, or furnish them to, the SEC. These documents are posted on our website at www.digitalocean.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or any accompanying prospectus supplement.
The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 24, 2026;

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•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 25, 2025;

•
our Current Reports on Form 8-K, filed with the SEC on March 28, 2025 and November 26, 2025 (with respect to Item 5.02 only); and

•
the description of our common stock, included as Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 25, 2022, and any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.
Upon written or oral request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:
DigitalOcean Holdings, Inc.
105 Edgeview Drive, Suite 425
Broomfield, Colorado 80021
Attention: Legal Department
Telephone: (646) 827-4366

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement and any documents incorporated by reference contain statements that are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995.
Forward-looking statements can often be identified by the use of forward-looking language such as “may,” “should,” “believes,” “expects,” “anticipates,” “plans,” “estimates,” “intends,” “projects,” “goals,” “objectives,” or other similar expressions. Our actual results, performance or achievements could be materially different from the results expressed in, or implied by, forward-looking statements. Forward-looking statements are subject to risks and uncertainties, including but not limited to the risks described in this prospectus, any accompanying prospectus supplement and any documents incorporated by reference, including the “Risk Factors” sections of this prospectus, any accompanying prospectus supplement and our reports and other documents filed with the SEC. When considering forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference.
There can be no assurance that other factors not currently anticipated by us will not materially and adversely affect our business, financial condition and results of operations. You are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf. Please take into account that forward-looking statements speak only as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. Except as required by applicable law, we do not undertake any obligation to publicly correct or update any forward-looking statement.

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THE COMPANY
This summary highlights selected information and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus and any accompanying prospectus supplement. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in “Where You Can Find More Information.”
About DigitalOcean
DigitalOcean is an agentic inference cloud platform that helps AI and Digital Native Enterprises build, run, and scale intelligent applications with speed, simplicity, and predictable economics. The platform combines production-ready GPU infrastructure, a full-stack cloud, model-first inference workflows, and an agentic experience layer to reduce operational complexity and accelerate time to production. Our customers include growing technology companies across numerous industry verticals ranging from online gaming to fintech to cybersecurity, among many others, and leverage our platform for a wide variety of use cases, such as building and hosting websites, developing new web and mobile applications, integrating AI into their businesses, and building AI products and applications, among many others. We believe that being simple, scalable and approachable, while offering a comprehensive range of integrated cloud and AI products, are our key differentiators, driving a broad range of customers around the world whose needs are not being fully met by larger cloud providers to build and grow their businesses on our platform.
We offer a comprehensive set of cloud platform capabilities which span across Infrastructure-as-a-Service (“IaaS”), including Droplet virtual machines, storage and networking offerings; Platform-as-a-Service (“PaaS”) and Software-as-a-Service (“SaaS”), including Managed Hosting, Managed Database, Managed Kubernetes and Marketplace offerings. We also offer a comprehensive artificial intelligence and machine learning (“AI/ML”) platform — DigitalOcean Gradient® AI Agentic Cloud which includes Gradient AI Infrastructure with offerings such as GPU Droplets and Bare Metal GPUs; the Gradient AI Platform which offers various building block services including Large Language Models (“LLMs”); and Gradient AI Agents. We continue to invest in our platform to further penetrate the growing markets in which we operate.
We generate revenue primarily from the usage of our agentic inference cloud platform by our customers. We recognize revenue largely based on the customer utilization of our offerings. While our pricing is primarily consumption-based and the majority of our customers use our platform on a month-to-month basis, a growing number of customers are using our platform for larger workloads and some of these customers are opting to enter into committed contracts, committing to a minimum spend on our platform.
We serve a large number of customers that range in size from growing or scaled businesses that generate millions of dollars in revenue and serve millions of their own customers to individual developers testing or learning new technology for their own development. Thousands of new users come to DigitalOcean every month with some users intending only to utilize our platform for a discrete task, and other users are part of new or existing businesses that intend to operate their production and test workloads on our platform to support their business. Given the wide range of users and their associated spend, we classify customers based on their spend in a given month, which we have found to be a good proxy that distinguishes between casual users and substantial enterprise customers.
Corporate Information
We were incorporated in Delaware in 2012 under the name Digital Ocean, Inc. In 2016, as part of a restructuring, Digital Ocean, Inc. was converted into DigitalOcean, LLC, and DigitalOcean Holdings, Inc. was formed as the ultimate parent holding company. Our primary operations are performed globally through our wholly owned operating subsidiaries. Our principal executive office is located at 105 Edgeview Drive, Suite 425, Broomfield, Colorado 80021, and our telephone number is (646) 827-4366. We maintain a website address at www.digitalocean.com. The information on our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

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“DigitalOcean®”, “Droplet®”, “Gradient®” and our other pending and/or registered trade names, trademarks and service marks are the property of DigitalOcean. Other trade names, trademarks and service marks used in this offering memorandum are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus and any accompanying prospectus supplement may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto.

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RISK FACTORS
Investing in our common stock involves risk. See the risk factors described in our most recent Annual Report on Form 10-K (together with any material changes thereto contained in subsequent filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement) and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, financial condition or results of operations and cause the value of our common stock to decline. You could lose all or part of your investment.

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USE OF PROCEEDS
Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, including the financing of our operations, the possible repayment of indebtedness, and possible business acquisitions.
Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling stockholder.

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DESCRIPTION OF CAPITAL STOCK
General
The following summary description of our capital stock is based on the provisions of the Delaware General Corporation Law (the “DGCL”), our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the DGCL, as it may be amended from time to time, and to the terms of our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws, as each may be amended from time to time, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” As used in this “Description of Capital Stock,” the terms “DigitalOcean,” the “Company”, “we,” “our” and “us” refer to DigitalOcean Holdings, Inc., a Delaware corporation, and do not, unless otherwise specified, include our subsidiaries.
Our authorized capital stock consists of 750,000,000 shares of common stock, par value $0.000025 per share, and 10,000,000 shares of preferred stock, par value $0.000025 per share. The outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable. The number of authorized shares of any class may be increased or decreased by an amendment to our Amended and Restated Certificate of Incorporation proposed by our board of directors and approved by a majority of voting shares voted on the issue at a meeting at which a quorum exists.
As of December 31, 2025, there were 91,947,614 shares of our common stock issued and outstanding. No shares of preferred stock were issued or outstanding as of December 31, 2025.
Common Stock
Voting Rights
The common stock is entitled to one vote per share on any matter that is submitted to a vote of our stockholders, including the election of directors. Our Amended and Restated Certificate of Incorporation does not provide for cumulative voting for the election of directors. Accordingly, the holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose, other than any directors that holders of any preferred stock we may issue may be entitled to elect.
Dividend Rights
Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by the board of directors out of legally available funds.
Rights Upon Liquidation
In the event of our liquidation, dissolution, or winding up, the holders of common stock will be entitled to share ratably in the assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities, subject to the prior rights of any preferred stock then outstanding.
Subdivisions and combinations
If we subdivide or combine in any manner outstanding shares of common stock, the outstanding shares of the other classes will be subdivided or combined in the same manner.
Other rights
Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the common stock. All outstanding

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shares of common stock are duly authorized, validly issued, fully paid, and nonassessable. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Registration Rights
Certain holders of our common stock are entitled to rights with respect to registration of such shares under the Securities Act of 1933, or the Securities Act, pursuant to the terms of an investors’ rights agreement.
The registration of shares of our common stock by the exercise of registration rights described below would enable the holders to sell these shares without restriction under the Securities Act. We will pay the registration expenses, other than underwriting discounts and commissions and legal fees in excess of $30,000 for each registration, of the shares registered by the demand, piggyback and Form S-3 registrations. The registration rights will terminate upon the earlier to occur of (1) the five-year anniversary of the effective date of our registration statement, (2) a liquidation transaction, as such term is defined in our then-current certificate of incorporation and (3) with respect to any particular stockholder, such earlier time after the effective date of the registration statement at which such stockholder (i) can sell all of its shares held by it in compliance with Rule 144(b)(1)(i) of the Securities Act or (ii) holds less than 1% of our outstanding common stock and all registrable securities held by such stockholder (together with any affiliate of such stockholder with whom such stockholder must aggregate its sales under Rule 144 of the Securities Act) can be sold in any three-month period without registration in compliance with Rule 144 of the Securities Act.
Anti-Takeover Provisions
Because our stockholders do not have cumulative voting rights, stockholders holding a majority of the voting power of our shares of common stock will be able to elect all of our directors. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for stockholder actions at a duly called meeting of stockholders. A special meeting of stockholders may be called by a majority of our board of directors, the chair of our board of directors or our chief executive officer. Our Amended and Restated Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors. In addition, our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws eliminate the right of stockholders to act by written consent without a meeting.
Our Amended and Restated Certificate of Incorporation provides for three classes of our board of directors with staggered three-year terms.
The foregoing provisions make it more difficult for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.
These provisions are intended to preserve our existing control structure, facilitate our continued innovation and the risk-taking that it requires, permit us to continue to prioritize our long-term goals rather than short-term results, enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.
Section 203 of the Delaware General Corporation Law
We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, subject to certain exceptions.

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Choice of Forum
Our Amended and Restated Certificate of Incorporation provides that the Court of Chancery of the State of Delaware be the exclusive forum for actions or proceedings brought under Delaware statutory or common law: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a breach of fiduciary duty; (3) any action asserting a claim against us arising under the Delaware General Corporation Law; (4) any action regarding our Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws; (5) any action as to which the Delaware General Corporation Law confers jurisdiction to the Court of Chancery of the State of Delaware; or (6) any action asserting a claim against us that is governed by the internal affairs doctrine. This provision would not apply to claims brought to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Our Amended and Restated Certificate of Incorporation will further provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.
Listing
Our common stock is listed on the New York Stock Exchange under the symbol “DOCN.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, New York 11219 and the telephone number is (800) 937-5449.

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SELLING STOCKHOLDERS
Selling stockholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our common stock in various private transactions. Such selling stockholders may be parties to a registration rights agreement with us, or we otherwise may have agreed or will agree to register their shares of common stock for resale. The initial purchasers of our common stock, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling stockholders,” may from time to time offer and sell shares of common stock pursuant to this prospectus and any applicable prospectus supplement.
The applicable prospectus supplement will set forth the name of each selling stockholder and the number of shares of common stock beneficially owned by such selling stockholder that are covered by such prospectus supplement. The applicable prospectus supplement also will disclose whether any of the selling stockholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

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PLAN OF DISTRIBUTION
We or the selling stockholders may sell the securities being offered hereby in one or more of the following ways from time to time:
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to underwriters for resale to purchasers;

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directly to purchasers;

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through agents or dealers to purchasers; or

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through a combination of any of these methods.

In addition, we or the selling stockholders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or the selling stockholders or others to settle such sales and may use securities received from us to close out any related short positions. We or the selling stockholders may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.
We or the selling stockholders will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

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LEGAL MATTERS
Unless otherwise indicated in any accompanying prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP will provide opinions regarding the authorization and validity of the securities. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

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EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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10,389,611 Shares
DigitalOcean Holdings, Inc.
Common Stock

Prospectus Supplement
J.P. Morgan
Morgan Stanley
BofA Securities
Goldman Sachs & Co. LLC
Citizens Capital Markets
MUFG
KeyBanc Capital Markets
March 24, 2026